                      REVOLVING CREDIT AND TERM LOAN AGREEMENT

This Revolving Credit and Term Loan Agreement (the "Agreement") is made as of December 22 1998, between QUALMARK CORPORATION, a Colorado corporation ("Borrower") and U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Bank").

RECITALS:

i. Borrower has requested that Bank make available to Borrower a revolving line of credit in the amount of $3,000,000 and a separate term loan in the amount of $2,000,000 for the purposes of refinancing existing debt and funding the expansion of test centers as well as for general corporate purposes; and

ii. Bank is willing to make such line of credit and term loan available as requested by Borrower, upon and subject to the terms and conditions set forth i n this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, Borrower and Bank agree as follows:

1.      TERMS OF BORROWING

1.01    REVOLVING CREDIT LINE.

1.01.1 COMMITMENT TO LEND. Subject to the following terms and conditions, Bank agrees to make a line of credit available to Borrower (the "Revolving Credit Line") in the maximum amount of $3,000,000 (the "Maximum Line") or, if less, the amount of the Borrowing Base (defined below), pursuant to which Bank will make loans to Borrower (each an "Advance") in such amounts as Borrower may request from time to time, the proceeds of which shall be used for refinancing existing debt and funding the expansion of test centers as well as for general corporate purposes. The aggregate outstanding principal balance of all Advances made hereunder may not exceed the Maximum Line. Amounts borrowed under the Revolving Credit Line may be repaid prior to the Termination Date (defined below) without penalty and may be reborrowed subject to the terms hereof.

1.01.2 LIMITS ON COMMITMENT. Bank's commitment to make Advances hereunder is subject to the conditions in Section 4 below and the following limitations:

        a. Bank's commitment to lend hereunder terminates on December 31, 2001 (the "Termination Date"), if not sooner terminated under
                Section 8 below;

        b. Bank shall not be obligated to make any Advance which would cause the outstanding principal balance of the Revolving Credit Line (the "Line Balance") to exceed the Maximum Line or which would cause the sum of the Line Balance plus the outstanding principal balance of the Term Loan (defined below) (said sum being the "Balance") to exceed the Borrowing Base; and

        c. Bank shall not be obligated to make any Advance if an Event of Default, as defined in Section 7 below, or an event which, with the giving of notice or lapse of time, or both, would become an Event of Default (a "Potential Default"), has occurred and has not been cured or waived by Bank.

1.01.3 LINE NOTE. Borrower's indebtedness to Bank for amounts borrowed under the Revolving Credit Line and for interest accrued thereon shall be evidenced by Borrower's promissory note to Bank, on Bank's standard form for commercial promissory notes and otherwise satisfactory to Bank, in the principal amount of the Maximum Line (the "Line Note").

1.01.4  INTEREST.  Borrower agrees to pay interest on the Line Balance from time
        to time as provided herein.   Interest will accrue on the daily
        outstanding balance of each Advance at a fluctuating rate per annum equal at all times to the sum of the Reference Rate plus the Applicable Margin (defined below), which rate will change when and as the Reference Rate changes, or at Borrower's option, equal to the sum of the applicable "Reserve Adjusted LIBOR Rate" plus the Applicable Margin as set forth below for the selected Interest Period (see the attached EXHIBIT A which will be attached to and incorporated into each Note for terms and definitions which will apply to the interest rates based on a Reserve Adjusted LIBOR Rate). Borrower shall have the option to select a fixed Interest Period for each Advance as provided in said Exhibit A. The interest rate for any new Advance made on or after the date of determination of Borrower's Cash Flow Leverage Ratio for each fiscal quarter, will be subject to adjustment, as of the date of such determination each fiscal quarter, as follows: When Borrower's Cash Flow Leverage Ratio is within one of the ranges set forth below, then the "margin" or "spread" (the "Applicable Margin") to be added to the Reserve Adjusted LIBOR Rate or Reference Rate, as the case may be, shall be the rate per annum set forth below opposite such range:

                                                   Applicable Margin
                                                    to be added to

     Cash Flow Leverage Ratio   Reserve Adjusted LIBOR Rate      Reference Rate
     ------------------------   ---------------------------      --------------
     > 3.00                               3.50%                       1.00%
     -
     2.00 < 3.00                          3.00%                       0.50%
     1.00 < 2.00                          2.50%                       0.00%
     < 1.00                               2.00%                      (0.25)%

        Accrued interest on each Advance shall be due and payable (i) for LIBOR Rate Advances at the end of each fixed Interest Period but not less than at the end of each 3 months, (ii) for Reference Rate Advances on the first day of each quarter, (iii) at maturity of the Line Note and
        (iv) on demand after such maturity.

1.01.5 DEFINITIONS RELATING TO INTEREST. As used herein the following terms have the following meanings:

        "REFERENCE RATE" means the rate of interest per annum announced publicly from time to time as Bank's "reference rate", which may be a rate at, above or below the rate or rates at which the Bank lends to other parties, and it is not necessarily the lowest rate charged by Bank on commercial loans.

        "CASH FLOW LEVERAGE RATIO" means the ratio which Borrower's aggregate Debt (as defined in Section 6.02 below) as of the date of determination bears to Borrower's EBITDA. For purposes of establishing the INITIAL Cash Flow Leverage Ratio hereunder and under Section 1.02.3 below, the amount of the actual litigation expense plus the reserve for litigation expense relating to the Screening Systems, Inc. litigation shall be added to EBITDA.

        "EBITDA" means the amount of earnings before interest, taxes, depreciation and amortization for the period being tested.

1.01.6 REPAYMENT OF PRINCIPAL. Borrower agrees to repay all Advances made hereunder. The Line Balance will be due and payable in full at the maturity of the Line Note, which will be December 22, 2001, subject to acceleration upon the occurrence of an Event of Default. Borrower will repay on demand from time to time any part of the Balance which exceeds the Borrowing Base.

1.01.7 BORROWING BASE. The "Borrowing Base" means from time to time an amount equal to the sum of:

        i.       85% of Borrower's Eligible Accounts; plus

        ii.     30% of Borrower's Eligible Inventory; plus

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

        iii. 50% of the net book value of Borrower's equipment located in the United States of America, including, but not limited to, computer equipment, general equipment and furniture;

        all as shown on the most recent Borrowing Base Certificate (defined below) delivered to Bank. "Borrowing Base Certificate" means a certificate showing the calculation of the Borrowing Base, executed by an appropriate officer of Borrower in the form attached as EXHIBIT B.

1.01.8 ELIGIBLE ACCOUNTS. "Eligible Accounts" means all accounts receivable arising in the ordinary course of Borrower's business, excluding:

        A. Any account for which no invoice has been sent or delivered to the account debtor;

        B. Any account which is unpaid more than sixty (60) days past the date when payment is due on the invoice therefor or which remains unpaid more than ninety (90) days after the original invoice date;

        C. Any account or part thereof which is disputed, or against which any defense, counterclaim or right of setoff has been threatened or asserted, or upon which the account creditor's right to payment is contingent upon any matter whatsoever, including retainage;

        D. Any account of the United States government or any department or agency thereof arising under a contract with any such account debtor, unless such account is assignable and has been duly assigned to Bank and acknowledged in accordance with federal law;

        E. Any account of an account debtor whose chief executive office or principal place of business is located outside the United States of America, unless such account debtor is specifically approved by Bank or such account is supported by a letter of credit issued or confirmed by a bank acceptable to Bank, or is covered by an export credit insurance policy issued by the Export-Import Bank of the United States, and the proceeds of such letter of credit or policy have been duly assigned to Bank;

        F. Any account of a person or entity which controls or is controlled by or is under common control with the account creditor or any account of an employee of the account creditor (any such person, entity or employee being an "affiliate"); and

        G. All accounts of any account debtor if 10% or more of the total amount owed the account creditor by such account debtor is ninety (90) days or more past due.

1.01.9 ELIGIBLE INVENTORY. "Eligible Inventory" means all Inventory of Borrower remaining after deducting the following: any Inventory which is work-in-process; any Inventory which is obsolete, damaged, defective or otherwise unable to be sold or used in the ordinary course of business; any Inventory not located within the United States of America; and any Inventory in which Bank does not have a valid, perfected, first priority security interest, including any in which another creditor claims a purchase money security interest. "Inventory" means all inventory of Borrower in all of its forms, wherever located, now or hereafter existing, including, but not limited to, all of the following named items or types of inventory: Omni-Axial Vibration Systems and other stress test systems and environmental test equipment.

1.01.10 LETTERS OF CREDIT. In the event and to the extent Bank issues a letter of credit (an "L/C") on behalf of Borrower under the Revolving Credit Line in lieu of an advance, the Maximum Line shall be considered utilized by the amount of such L/C. Borrower shall pay fees for any such L/C at the time of issuance and any renewal according to Bank's schedule of fees relating to letters of credit in effect from time to time; and Borrower shall execute Bank's then current standard form application and agreement for such L/C. Amounts drawn under any such L/C and honored by Bank but not immediately reimbursed by Borrower to Bank shall become an Advance hereunder in such amount at such time evidenced by the Line Note and subject to all the terms of this Agreement, whether or not any Event of Default or Potential Default has occurred. No such L/C shall expire later than the Termination Date.

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

1.01.11 METHOD OF BORROWING. Requests for Advances may be submitted by Borrower in writing or by telephone. Bank shall be entitled to honor any such request it reasonably believes to be genuine, whether or not the person making the request is named as an authorized person in any corporate resolution or instruction furnished Bank by Borrower. Advances shall be disbursed only by deposit to a demand deposit account maintained by Borrower at Bank. Proceeds of an Advance shall be disbursed on the Banking Day (as defined in the Colorado Uniform Commercial Code) Bank receives Borrower's request if such request is received by 2:00 p.m. Denver time on such day, and on the next Banking Day if received after 2:00 p.m. on such day, and in either case if the conditions of Section 4 are met.

1.01.12 COMMITMENT FEE. As additional consideration for the commitment to lend hereunder, Borrower agrees to pay Bank a commitment fee on the average daily unused portion of the Maximum Line from the date of closing until the Termination Date at a rate of one quarter of one percent (.25%) per annum, payable quarterly in arrears on the first day of each calendar quarter during the term of the Revolving Credit Line commencing April 1, 1999 and on the Termination Date.

1.02    TERM LOAN.

1.02.1 COMMITMENT. Subject to the following terms and conditions, Bank agrees to make a loan to Borrower (the "Term Loan") in not more than two advances on the dates requested by Borrower, the first being no later than one month following the date hereof and the second being not more than one year following the date hereof, in the maximum aggregate amount of $2,000,000, the proceeds of which shall be used for refinancing existing debt and funding the expansion of test centers as well as for general corporate purposes.

1.02.2 TERM NOTE. Borrower's indebtedness to Bank for the amount borrowed hereunder as a Term Loan and for interest accrued thereon shall be evidenced by Borrower's promissory note to Bank, on Bank's standard form for commercial promissory notes and otherwise satisfactory to Bank, in the amount of the Term Loan (the "Term Note" and together with the Line Note, the "Notes" or singly, a "Note").

1.02.3  INTEREST.  Borrower agrees to pay interest on the Term Loan from time to
        time as provided herein.   Interest will accrue on the daily outstanding
        Term Loan balance at a fluctuating rate per annum equal at all times to the sum of the Reference Rate plus Applicable Margin, which rate will change when and as the Reference Rate changes, or Borrower's option, equal to the sum of the applicable "Reserve Adjusted LIBOR Rate" plus the Applicable Margin as set forth below for the selected Interest Period. Borrower shall have the option to select fixed Interest Periods as provided in Exhibit A to the Note. The interest rate will be subject to adjustment, as of the date of determination of Borrower's Cash Flow Leverage Ratio for each fiscal quarter, as follows: When Borrower's Cash Flow Leverage Ratio is within one of the ranges set forth below, then the "margin" or "spread" (the "Applicable Margin") to be added to the Reserve Adjusted LIBOR Rate or Reference Rate, as the case may be, shall be the rate per annum set forth below opposite such range:

                                                    Applicable Margin
                                                      to be added to
        Cash Flow Leverage Ratio   Reserve Adjusted LIBOR Rate      Reference Rate
        ------------------------   ---------------------------      --------------

        > 3.00                              3.75%                       1.25%
        -
        2.00 < 3.00                           3.25%                       0.75%
        1.00 < 2.00                           2.75%                       0.25%
        < 1.00                                2.25%                       0.00%

        Accrued interest shall be due and payable (i) for LIBOR Rate Advances at the end of each fixed Interest Period but not less than at the end of each 3 months, (ii) for Reference Rate Advances on the first day of each quarter, (iii) at final maturity of the Term Loan and (iv) on demand after such maturity.

1.02.4 REPAYMENT OF PRINCIPAL. Borrower agrees to repay the Term Loan made hereunder in installments by eleven quarterly principal payments each in the amount of $100,000, each due on the first day of each fiscal quarter, commencing April 1, 1999, and a final installment of all unpaid principal and accrued interest due and payable in full at the final maturity of the Term Loan, which will be December 31, 2001, subject to acceleration upon the occurrence of an Event of Default.
        All or any part of the Term Loan may be repaid prior to maturity without penalty except as set forth in Exhibit A to the Term Note, but may not be reborrowed. Payments shall be applied by Bank first to interest and then to principal. Prepayments of principal shall be applied to installments in the inverse order of maturity.

1.02.5 FEE. As additional consideration for the commitment to make the Term Loan hereunder, Borrower agrees to pay Bank a fee of .00625% of the amount of the Term Loan (being $12,500) payable on the date of closing hereunder.

1.03    TERMS APPLICABLE TO ADVANCES AND TERM LOAN

1.03.1 INTEREST CALCULATION. Interest shall be computed using the actual number of days in the period for which such computation is made and a per diem rate equal to 1/360 of the rate per annum.

1.03.2 DEFAULT INTEREST. After the occurrence of an Event of Default and any necessary acceleration of maturity of either Note, at Bank's option, the interest rate applicable to either Note may be increased as provided in such Note and Borrower agrees to pay any such increased interest.

2.      COLLATERAL AND OTHER CREDIT SUPPORT

2.01 COLLATERAL. The repayment of all of Borrower's indebtedness to Bank shall be secured by first priority security interests (the "Security Interests") in all accounts, general intangibles, inventory and equipment (such terms having the meanings given them in the Colorado Uniform Commercial Code) now owned or hereafter acquired by Borrower and in all proceeds thereof (the "Collateral"). The Security Interests shall be created and perfected by security agreements, UCC financing statements, and any other collateral documents deemed necessary or advisable by Bank in its sole discretion, each in form satisfactory to Bank, duly executed by Borrower (the "Collateral Documents").
        Hereafter, Borrower shall from time to time execute and deliver to Bank such other documents in form and substance satisfactory to Bank, and perform such other acts, as Bank may reasonably request, to perfect and maintain valid Security Interests in the Collateral. In addition Borrower hereby grants to Bank a security interest in all Borrower's deposit accounts at Bank to secure all obligations of Borrower to Bank now or hereafter arising.

2.02 SUBORDINATED DEBT. Any and all loans or advances made to Borrower by any of Borrower's shareholders or any other affiliates of Borrower shall be subordinated to all indebtedness of Borrower to Bank now or hereafter existing and such subordination shall be evidenced by agreements in form and substance satisfactory to Bank in Bank's sole discretion, duly executed by each such other creditor (the "Subordinated Debt").

3.      REPRESENTATIONS AND WARRANTIES
        To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

3.01 INCORPORATION. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of indicated at the beginning of this Agreement, and Borrower is duly qualified or licensed and in good standing to do business as a foreign corporation in all jurisdictions in which the nature of Borrower's business requires qualification.

3.02 BORROWER'S AUTHORIZATION. The execution, delivery and performance by Borrower of this Agreement, the Notes and the Collateral Documents are within Borrower's corporate powers, have been authorized by all necessary corporate action and do not and will not contravene Borrower's Articles of Incorporation or Bylaws, violate any provision of law or result in a breach of or default under any other agreement to which Borrower is a party.

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

3.03 LITIGATION. Except as described on Schedule 3.03 hereto, there is no pending or threatened action, claim, investigation, lawsuit or proceeding against or affecting Borrower before any court, governmental agency, arbitrator or arbitration panel, which if decided adversely to Borrower would have a material adverse affect on the financial condition or operations of Borrower or in any event which claims or involves an amount exceeding $250,000 ("Material Litigation").

3.04 FINANCIAL CONDITION. The audited balance sheet of Borrower as at December 31, 1997, and the related statements of income and retained earnings for the fiscal year then ended, and the unaudited balance sheet of Borrower as at September 30, 1998, and the related statements of income and retained earnings for the period then ended, copies of which have been furnished to Bank, fairly present the financial condition of Borrower as at such dates and the results of the operations of Borrower for the periods ended on such dates, all in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, subject to year-end audit adjustments for the unaudited September 30, 1998 financial statements, and since September 30, 1998 there has been no material adverse change in such condition or operations.

3.05 LIENS. Borrower is the legal and beneficial owner of the property granted as collateral hereunder, free from any lien, encumbrance, or restriction whatsoever, and has full power and authority to grant liens and security interests in such property as collateral for its indebtedness.

3.06 VALID OBLIGATIONS. This Agreement constitutes, and each of the Notes and the Collateral Documents when delivered hereunder will be, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms.

3.07 TAXES. Borrower (i) has filed all tax reports and returns required to be filed, including but not limited to reports and returns concerning income, franchise, employment, sales and use, and property taxes; (ii) has paid all of its tax liabilities which were due on or prior to the date hereof; and (iii) is not aware of any pending investigation by any taxing authority or of any pending assessments or adjustments which would materially increase its tax liability.

3.08 REGULATION U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan or any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

3.09 DISCLOSURE. No information, exhibit or report furnished by Borrower to Bank in connection with the negotiation of this Agreement knowingly contains any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading.

3.10 ENVIRONMENTAL COMPLIANCE. To the best of Borrower's knowledge, the ownership and operation of Borrower's properties have been and are in compliance with all applicable federal, state, and local environmental protection and hazardous waste disposal statutes and regulations. Borrower has not received any notice of claim under or violation of any such laws affecting Borrower's properties.

4.      CONDITIONS PRECEDENT

4.01 CONDITIONS PRECEDENT TO TERM LOAN OR INITIAL ADVANCE. The obligation of Bank to make either the Term Loan or the initial Advance is subject to the condition precedent that Bank shall have received on or before the day of such Term Loan or Advance the following, each in form and substance satisfactory to Bank:

        i. the Notes and such Collateral Documents as may be specified by Bank, each duly executed by Borrower, and any fees specified above;

        ii. copies of the Articles of Incorporation and By-laws of Borrower, each certified by the Secretary of Borrower to be a true and correct copy thereof, including all amendments thereto, if any;

        iii. certified copies of the resolutions of the Board of Directors of Borrower approving this Agreement, the Notes and the Collateral Documents, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the Collateral Documents;

        iv. a certificate of the Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign this Agreement, the Notes and the Collateral Documents;

        v. a certificate of the Secretary of State of Colorado certifying that Borrower is a corporation duly organized and in good standing under the laws of such State or other evidence thereof satisfactory to Bank;

        vi.     a year 2000 compliance representation letter, on Bank's form;
                and

        vii. a letter addressed to Bank from Borrower's counsel stating such counsel's belief that Borrower's products do not infringe on Screening Systems, Inc. patents.

4.02 CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of Bank to make the Term Loan and each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of the Term Loan or any such Advance:

        i.      the following statements shall be true:

                a. the representations and warranties contained in Section 3 are correct on and as of the date of the Term Loan or such Advance as though made on and as of such date; and

                b. no event has occurred and is continuing, or would result from the Term Loan or such Advance, which constitutes an Event of Default or Potential Default;

                and Bank may request a certificate of an officer of Borrower stating the foregoing;

        ii Bank shall have received such other approvals, opinions or documents as Bank may reasonably request; and

        iii. Bank's legal counsel is reasonably satisfied as to all legal matters incident to the making of the Term Loan or such Advance.

5.      AFFIRMATIVE COVENANTS
        So long as either Note or any indebtedness of Borrower to Bank remains unpaid or Bank has any commitment to lend hereunder, Borrower will:

5.01 ACCOUNTING RECORDS. Maintain adequate books and accounting records in accordance with GAAP, consistently applied, reflecting all financial transactions of Borrower.

5.02 INSPECTIONS. At any reasonable time and from time to time, permit any agents or representatives of Bank to examine and make copies of and abstracts from records and books of account of Borrower, to visit and inspect the properties of Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers or directors; and, when any such examination or visit is characterized by Bank as a "field examination," Borrower will pay Bank a fee related to its costs of any such field examination in an amount not to exceed $1,500 per year.

5.03 MAINTENANCE OF PROPERTY. Maintain and preserve all of its properties and assets necessary or useful in the performance of its business in good working order, repair and condition, ordinary wear and tear excepted.

5.04 INSURANCE. Maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as is usually and customarily carried by companies engaged in similar businesses and owning similar properties, including, but not limited to, public liability, property damage and worker's compensation, and deliver to Bank, at Bank's request, schedules setting forth all insurance then in effect and copies of policies or certificates of insurance on property granted or pledged as collateral; cause Bank to be named loss payee on any insurance covering property granted or pledged as collateral, and furnish to Bank certificates indicating such status.

5.05 PAYMENT OF TAXES, LIENS. Pay and discharge, before the same become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon Borrower or upon its owned property, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its owned property, except any thereof which is being contested in good faith and by appropriate proceedings.

5.06 COMPLIANCE WITH LAWS. Comply in all material respects with all applicable laws, rules, regulations and orders of any government authority, non-compliance with which would materially adversely affect its business or credit.

5.07 CORPORATE EXISTENCE. Preserve and maintain its corporate existence and rights and franchises in its State of incorporation, and all licenses necessary to do business; and qualify and remain qualified and in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its operation or ownership of its properties.

5.08 REPORTING. Furnish Bank the following as soon as available and in any event:

        i. Within ninety (90) days after the end of each fiscal year of Borrower, a copy of the annual audited financial statements of Borrower as at the end of such fiscal year, including a balance sheet and income statement, audited by an independent Certified Public Accountant ("CPA") reasonably acceptable to Bank, with an unqualified opinion thereon by said CPA, together with Borrower's annual report on Form 10K;

        ii. Within forty five (45) days after the end of each fiscal quarter of Borrower, (a) a copy of the quarterly financial statements of Borrower as at the end of such fiscal quarter, including a balance sheet and income statement, certified by an appropriate officer of Borrower to have been prepared substantially in accordance with GAAP, together with Borrower's quarterly report on Form 10Q and (b) a certificate in the form of Exhibit C attached or in such other form as may be acceptable to Bank demonstrating compliance with the financial condition requirements set forth in Section 5.09 of this Agreement, executed by an appropriate officer of Borrower (a "Compliance Certificate").

        iii. Within thirty (30) days after the end of each month, (a) an itemized report of Borrower's accounts receivable, indicating the aging thereof, and (b) a Borrowing Base Certificate; and

        iv. From time to time such other information as Bank may reasonably request.

5.09 FINANCIAL CONDITION. Maintain the financial condition of Borrower, determined in accordance with GAAP, so that it meets the following requirements all determined on a quarterly basis as of the end of each fiscal quarter and, where indicated, for the preceding or trailing 12 month period (the "TTMP") commencing with the quarter ending December 31, 1998;

        i. Borrower's ratio of EBITDA to interest expense will be not less than 2.00:1, for the TTMP;

        ii. Borrower's ratio of Free Cash Flow to Debt Service will be not less than 1.15:1 for the TTMP;

        iii. Borrower's ratio of Debt as of the end of such fiscal quarter to EBITDA for the TTMP will be not more than 3.00:1; and

        iv Borrower's Tangible Net Worth will be not less than $4,000,000 as of the end of each fiscal quarter.

        For purposes hereof "Free Cash Flow" means EBITDA less cash taxes and cash capital expenditures and cash dividends; and "Debt Service" means interest expense plus all mandatory principal payments on Debt; and "Tangible Net Worth" means stockholders' equity less intangible assets.

5.10    DEPOSIT ACCOUNTS.  Maintain all material deposit accounts at Bank.

5.11 NOTICE OF SIGNIFICANT EVENTS. Promptly notify Bank in writing of 1) the occurrence of any Event of Default or Potential Default; 2) any change in its name, address, form of entity, or organizational or capital structure; or 3) the threat of or commencement of any Material Litigation.

6.      NEGATIVE COVENANTS
        So long as the either Note or any indebtedness of Borrower to Bank remains unpaid or Bank has any commitment to lend hereunder, without the prior written consent of Bank, Borrower will not:

6.01 USE OF FUNDS. Use any of the amounts loaned to it by Bank pursuant to this Agreement for any purpose except for refinancing existing debt and funding the expansion of test centers as well as for general corporate purposes;

6.02 DEBT. Create, incur, assume or permit to exist any Debt except 1) Debt to Bank; 2) Debt which is trade debt incurred by Borrower in the ordinary course of business on a short term basis for the acquisition of supplies or services; 3) Subordinated Debt; and 4) unsecured Debt up to an aggregate amount outstanding of $750,000 as long as Borrower is in compliance with all the terms of this Agreement (including the financial condition requirements) both before and after incurring any such unsecured Debt. "Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services; (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, and (iv) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA;

6.03 LIENS. Create or permit to exist any lien against any of Borrower's property except those created under the Collateral Documents and liens for taxes not yet due and payable, deposits or pledges in connection with or to secure payment of workmen's compensation, unemployment insurance or other social security or in connection with the good faith context of any tax lien.

6.04 LOANS, INVESTMENTS. Make loans or advances to or investments in any person or entity except investments in U.S. Government securities and except investments by way of acquisitions of assets or equity interests in any person or entity up to an aggregate amount of $750,000 as long as Borrower is in compliance with all the terms of this Agreement (including the financial condition requirements) both before and after any such acquisition;

6.05 GUARANTY. Guarantee or become liable in any way as surety for any liability or obligation of any other person or entity except by endorsement of instruments for deposit or collection in the ordinary course of business;

6.06 MERGER OR SALE. Merge into or consolidate with any corporation or other entity; or sell, lease, assign or otherwise transfer or dispose of all or any material portion of its assets except for sales of inventory in the ordinary course of business; or

6.07 NATURE OF BUSINESS. Materially change the scope or nature of its business.

7.      DEFAULT
        If any of the following events shall occur, it shall be an event of default ("Event of Default"):

7.01 NON-PAYMENT. Borrower fails to pay any principal of either Note or any other sums payable by Borrower to Bank pursuant to this Agreement when due, including any part of the Balance which exceeds the Borrowing Base and which is due on demand pursuant to Section 1.01.6, or Borrower fails to pay any interest on either Note within 10 days after any such interest is due;

7.02 REPRESENTATIONS. Any representation or warranty made by Borrower herein or in connection herewith proves to have been incorrect in any material respect when made;

7.03 BREACH OF NEGATIVE COVENANTS. Borrower fails to observe or comply with any of the covenants in Section 6 of this Agreement;

7.04 BREACH OF COVENANTS. Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement (other than those referred to in Section 7.01 and 7.03) or in any Collateral Document and such failure has not been cured within ten (10) days after Bank has notified Borrower of such failure;

7.05 DEFAULT ON OTHER DEBT. Borrower shall fail to pay any Debt of Borrower in excess of $100,000 (other than Debt evidenced by the Notes) or any interest or premium thereon when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default or event under any agreement or instrument relating to any such Debt shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; it being understood that for purposes of this Section 7.05 Debt shall not include any of Borrower's accrued warranty expense;

7.06 INSOLVENCY. Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, if instituted against Borrower, shall remain undismissed for a period of thirty days; or Borrower shall take any corporate action to authorize any of the actions set forth above in this subsection;

7.07 JUDGMENTS. Any judgment or order for the payment of money in excess of $250,000 shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

7.08 CHANGE IN CONTROL. A majority of the members of the Board of Directors of Borrower cease to be members who were members of such Board on the date hereof or were nominated for election or elected to such Board with the approval of a majority of members who were members of such Board on the date hereof.

8.      REMEDIES

        Upon the occurrence of any Event of Default, Bank shall have the right by notice to Borrower:

8.01    FURTHER LOANS.  To terminate its commitment to make Advances;

8.02 ACCELERATION. To declare the Line Balance and the balance of the Term Loan and all interest accrued thereon and all other amounts payable under this Agreement to be immediately due and payable whereupon all such indebtedness of Borrower to Bank shall become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; and

8.03 OTHER RIGHTS. To exercise any other rights or remedies available to it whether under the Collateral Documents or at law or in equity.

9.      MISCELLANEOUS

9.01 WAIVER; AMENDMENTS. No waiver by Bank or any amendment of any provision of this Agreement, nor any consent of Bank to any failure to comply with the terms hereof by Borrower, shall be effective unless made in writing and signed by Bank. No waiver by Bank of any default or of any right to enforce this Agreement shall operate as a waiver of any other default, or of the same default on a future occasion, or of the right to enforce this Agreement on any future occasion. No delay in or discontinuance of the enforcement of this Agreement, nor the acceptance by Bank of installments of principal or interest after the occurrence of any Event of Default, shall operate as a waiver of any default.

9.02 RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies afforded by any security agreement, promissory note or other agreement executed in connection herewith, or provided by law. Bank's remedies may be exercised concurrently or separately, in any order, and the election of one remedy shall not be deemed a waiver of any other remedy.

9.03 EXPENSES. In addition to the fees specified elsewhere in this Agreement but subject to the limitations on such fees, Borrower agrees to pay to Bank on demand all expenses, including reasonable fees and expenses of attorneys, paid or incurred by Bank in connection with the creation and perfection of Bank's security interests in collateral, the collection of the Term Loan or the Advances made pursuant to this Agreement, or the protection, preservation or enforcement of Bank's rights hereunder and in property pledged or granted as collateral.

9.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower, Bank and their respective successors and assigns. However, Borrower shall not have the right to assign or otherwise transfer any rights in or under this Agreement without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in the Term Loan or the Advances provided for herein. In connection therewith Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to the Term Loan or the Advances, Borrower, Borrower's business or any of the Collateral.

9.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

9.06 NOTICES. All notices, requests and demands given to or made upon either party must be in writing and shall be deemed to have been given or made when personally delivered or two (2) days after having been deposited in the United States Mail, first class postage prepaid, addressed as follows:

        If to Borrower:  QualMark Corporation         If to Bank:  U.S. Bank National Association
                         Attn: Mr. Vernon Settle                   Attn: Melissa Forbes
                         1329 W. 121st Avenue                      Commercial Loan Department
                         Denver, CO 80234                          918 17th St.
                                                                   Denver, CO  80202

9.07 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

9.08 RECITALS. The recitals to this Agreement and any definitions set forth therein are made a part hereof and incorporated in this Agreement.

9.09 ENTIRE AGREEMENT The following documents contain the entire agreement between the parties concerning the subject matter hereof: this Agreement, the Notes and the Collateral Documents (collectively, the "relevant documents"). Any representation, understanding or promise concerning the subject matter hereof, which is not expressly set forth in any of the relevant documents, shall not be enforceable by any party hereto or its successors or assigns. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of any other relevant document, the terms of this Agreement shall govern.

9.10 SEVERABILITY. The unenforceability of any provision of this Agreement shall not affect the enforceability or validity of any other provision hereof.

9.11 JURY TRIAL WAIVER. BANK AND BORROWER EACH IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING OF ANY ISSUE, CLAIM, COUNTERCLAIM OR OTHER CAUSE OF ACTION, WHETHER IN CONTRACT OR TORT, BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CREDIT EXTENDED HEREUNDER, ANY COLLATERAL PROPERTY SECURING SUCH CREDIT, OR ANY OTHER AGREEMENT OR DEALINGS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first stated above for the purposes set forth herein.

QUALMARK CORPORATION                    U.S. BANK NATIONAL ASSOCIATION


By:                                     By:
    --------------------------------        --------------------------------

Title:                                  Title:
       -----------------------------           -----------------------------

                                   EXHIBIT A
   [Interest Rate - Reserve Adjusted LIBOR Rate-Fixed Interest Periods]


This Exhibit A contains provisions expressly incorporated into that certain promissory note (the "Note") dated December 22, 1998 in the original principal amount of $_______________ executed by QualMark Corporation (the "Borrower") and payable to the order of U.S. Bank National Association (the "Bank"). In the event of any inconsistency between the provisions of this Exhibit A and the terms of the Note, the terms of this Exhibit A shall control.

        1. DEFINITIONS. Unless otherwise defined in the Note, capitalized terms shall have the following meanings:

        "ADVANCE": Each amount borrowed by the Borrower under the credit facility between the Borrower and the Bank and evidenced by the Note to which this Exhibit A is attached. Advances may be either LIBOR Rate Advances or Reference Rate Advances.

        "BOARD":  The Board of Governors of the Federal Reserve System.

        "BUSINESS DAY": Any day of the year on which the Bank's main Denver office is open for carrying on substantially all of its business and which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

        "EUROCURRENCY RESERVE RATE": A percentage equal to the daily average during the applicable Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by member banks the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Rate shall reflect any reserves required to be maintained by the Bank against
(i) any category of liabilities that includes deposits by reference to which the LIBOR Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes loans or advances having an interest rate based upon the LIBOR Rate. Any LIBOR Rate Advance shall be deemed to be "Eurocurrency liability" as defined in Regulation D of the Board.

        "INTEREST PERIOD": as to any LIBOR Rate Advance, a period commencing on (and including) the date the funds of such LIBOR Rate Advance are advanced or the date the immediately preceding Interest Period ends, and ending on the numerically corresponding day in the calendar month at the end of whichever period has been specified in the Borrower's Interest Period Election, PROVIDED, HOWEVER, that (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; (iii) interest shall accrue from and including the first day of the Interest Period to but excluding the last day of such Interest Period, and (iv) no Interest Period applicable to any LIBOR Rate Advance may end after the maturity date of the Note.

        "INTEREST PERIOD ELECTION": The number of months in any Interest Period as selected by the Borrower or as otherwise determined in accordance with Section 2 of this Exhibit A.

        "LIBOR RATE": The offered rate for deposits in United States Dollars for delivery of such deposits on the first day of an Interest Period, for the number of days comprised therein, which appears on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day that is two Business Days preceding the first day of the Interest Period. If at least two rates appear on the Reuters Screen LIBO page, the rate for such Interest Period shall be the arithmetic mean of such rates (rounded to the nearest 1/100th). If fewer than two rates appear, the rate for such Interest Period shall be determined by the Bank based on rates offered to banks for United States Dollar deposits in the interbank Eurodollar market. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the

Reuters Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

        "LIBOR RATE ADVANCE": Any Advance as to which the Borrower elects an interest rate per annum based upon the LIBOR Rate.

        "MARGIN": Whatever interest rate factor (sometimes known as the spread) is to be added to the Reserve Adjusted LIBOR Rate as specified in the Note or the credit facility between the Borrower and the Bank.

        "RESERVE ADJUSTED LIBOR RATE": With respect to each LIBOR Rate Advance, the rate per annum (rounded to the nearest 1/100th) equal to the rate obtained by dividing (a) the LIBOR Rate for the first day of the applicable Interest Period, by (b) a percentage equal to 1.00 minus the Eurocurrency Reserve Rate. The Reserve Adjusted LIBOR Rate as to any LIBOR Rate Advance then outstanding shall be adjusted automatically on and after the date as to which any change in the reserve requirement percentage referred to above is published by the Board (or any successor thereto), regardless of whether such change falls within an existing Interest Period.

        "REFERENCE RATE": The per annum interest rate publicly announced from time to time as such by or on behalf of the Bank, which is not necessarily the lowest rate charged by the Bank; and the Bank may lend to its customers at per annum rates that are at, above or below the Reference Rate. The Reference Rate shall be adjusted automatically from time to time simultaneously with any change in the Reference Rate.

        "REFERENCE RATE ADVANCE": Any Advance as to which the interest rate per annum is based upon the Reference Rate.

        2. INTEREST PERIOD ELECTIONS. Interest Period Elections for purposes hereof shall be determined as follows:

        Borrower shall make Interest Period Elections, from time to time. Borrower shall be entitled to select Interest Periods of 1,2,3 or 6 months in duration; and the terms of Section 3 below shall apply.

        3. DETERMINATION OF RATES. If the Borrower has chosen to make periodic Interest Period Elections, then not later than 12:00 noon (Denver time) two Business Days prior to the Business Day on which any LIBOR Rate Advance is made or is to be made or which is the first day of the selected Interest Period therefor, the Borrower shall give notice to the Bank specifying the duration of the Interest Period as specified above. If, upon the expiration of any Interest Period, the Borrower has failed to elect the duration of a new Interest Period, the Advance shall automatically become a Reference Rate Advance bearing interest at the Reference Rate, plus the Margin.

        4. INTEREST RATE NOT ASCERTAINABLE/PREPAYMENTS. The following provisions apply to all Advances:

        (a) If it becomes unlawful for the Bank to make any LIBOR Rate Advance, or the Bank determines (which determination will be binding on the Borrower) that: (i) adequate and reasonable means do not exist for determining the interest rate applicable for any LIBOR Rate Advance; or (ii) the Bank cannot obtain funds in the amount or for the maturity in the market relating to any LIBOR Rate Advance, the Bank will not be required to make or continue to maintain any such LIBOR Rate Advance and all such LIBOR Rate Advances then existing shall automatically convert to Reference Rate Advances bearing interest at the Reference Rate plus the Margin; and the Borrower shall be required to pay the Make-Whole Fee described in sub-section (b) (ii) below upon such conversion. In addition, if there is a change in law or regulation as a result of which the Bank determines that the interest rate applicable to any LIBOR Rate Advance no longer represents the effective cost to the Bank for funding such LIBOR Rate Advance, the Borrower will pay to the Bank an amount sufficient to cause the Bank to receive interest at the rate that reflects the increase in effective rate caused by the change. Bank agrees that for purposes of this sub-section (a) Borrower shall not be treated any differently or more severely than any other customer of the Bank being charged interest based on the LIBOR Rate.

        (b) (i) The Borrower understands that upon the making by the Bank of any LIBOR Rate Advance, the Bank intends to enter into funding arrangements with third parties (based in whole or in part on such LIBOR Rate Advance) on terms and conditions which could result in losses to the Bank if the LIBOR Rate Advance is not made or does not remain outstanding for the entire Interest Period. Therefore, if either (A) after the Borrower requests a LIBOR Rate Advance, the LIBOR Rate Advance is not made on the first day of the specified Interest Period for any reason (including, but not limited to, the failure of the Borrower to comply with one or more of the conditions precedent to any Advance) other than a wrongful failure by the Bank to make the LIBOR Rate Advance, or (B) such LIBOR Rate Advance is prepaid in whole or in part prior to the last day of the applicable Interest Period, whether as a result of acceleration of or demand under the Note, voluntary prepayment, mandatory prepayment, termination of this arrangement, operation of law or otherwise (the full amount of the Advance requested in the case of clause (i)(A) above and the full amount of the Advance prepaid in the case of clause (i)(B) above (each being referred to as an "Affected Amount")), the Borrower agrees to pay on demand to the Bank, as liquidated damages and not as a penalty and in addition to any other payments required hereunder, the Make-Whole Fee applicable to the Affected Amount.

                (ii) The Make-Whole Fee applicable to each Affected Amount shall be the sum of (A) the present value of the excess, if any, of (1) the amount of interest that would have accrued on the Affected Amount during the remaining portion of the applicable Interest Period, calculated at the interest rate that otherwise would have been applicable to the Affected Amount, over (2) the amount of interest that would accrue on the Affected Amount during the remaining portion of the applicable Interest Period, calculated using the Reserve Adjusted LIBOR Rate that would be applicable to a loan in the Affected Amount having a maturity corresponding with the last day of the applicable Interest Period, plus (B) all out-of-pocket costs and expenses (including, without limitation, any interest paid by the Bank to lenders of funds borrowed by it to make or carry any LIBOR Rate Advance and, to the extent not capable of being determined in accordance with clause
(A)(2) above, any loss sustained by the Bank in connection with the re-deployment of funds with respect to any such LIBOR Rate Advance) incurred by the Bank. Present value, as used above, will be determined in accordance with standard financial practice, using the Reserve Adjusted LIBOR Rate applicable under clause (A)(2) above as the discount factor.

                (iii) The Make-Whole Fee will be determined (A) in the case of situations falling within clause (i)(A) above, on the first day of the Interest Period that would have applied to the Affected Amount, and (B) in the case of situations falling within clause (i)(B) above, the date on which the Affected Amount is prepaid.

        5. BANK'S FUNDING. The Bank shall be entitled to fund and maintain its funding of all or any part of the Advances in any manner it elects; it being understood, however, that for purposes of this Exhibit A, all determinations hereunder shall be made as if the Bank had actually funded and maintained each LIBOR Rate Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Reserve Adjusted LIBOR Rate for such Interest Period.

        6. BANK'S RECORDS. The Bank's records shall be rebuttably presumptive evidence of the dates for each Interest Period and the interest rate for each such period as well as the dates and amounts of payments of principal and interest on the Note.

                                    EXHIBIT B

                            BORROWING BASE CERTIFICATE
                                       of
                              QUALMARK CORPORATION
                                   "Borrower"

               As Of The Period Ending
                                       ------------------------------

This Certificate is submitted to U.S. Bank National Association ("Bank") in connection with the Revolving Credit and Term Loan Agreement dated as of December 22, 1998, as it may be amended from time to time (the "Agreement") between Bank and Borrower. Capitalized terms used herein are defined in the Agreement.

The undersigned hereby certifies to Bank that the undersigned is familiar with the following financial information which has been taken from Borrower's books and records which are complete and accurate and that the following calculations of the Borrowing Base the remaining amount available under the Borrowing Base, aging of accounts receivable and categories of inventory are true and correct:

                                                            BORROWING BASE
                                                            --------------
A.       1.  Total Accounts
                Receivable:
             Exclusions per Agreement:
                No invoice for A/R
                A/R over 60 days past due
                                                            --------------
                Disputed A/Rs
                                                            --------------
                Federal government
                   contract A/Rs
                                                            --------------
                Foreign A/Rs
                                                            --------------
                Affiliates A/Rs
                                                            --------------
                10% rule
                                                            --------------
                Doubtful Value A/Rs
                                                            --------------
                Bonded A/Rs
                                                            --------------
                No first lien on A/Rs
                                                            --------------

        2.   Subtotal of excluded A/Rs:
                                                            --------------

        3.   Eligible Accounts
                (Line 1 - Line 2)                                                x 85%
                                                            --------------                     --------------

B.      4.   Total Inventory:
             Exclusions per Agreement
                                                            --------------
                Work-in-Process
                                                            --------------
                Obsolete, defective inventory
                                                            --------------
                Foreign inventory
                                                            --------------
                No first lien on inventory
                                                            --------------

        5.   Subtotal of excluded inventory
                                                            --------------

        6.   Eligible Inventory
                (Line 4 - Line 5)                                                x  30%
                                                            --------------                     --------------



                                       16

C.      7.   Total Equipment (net book value):
                                                            --------------
                Exclusions per Agreement
        8.   Foreign Equipment
                                                            --------------
        9.   Eligible Equipment (Line 7 - Line 8)                                x 50%
                                                            --------------                     --------------

D.      10.  Borrowing Base:
                (Line 3 + Line 6 + line 9)                                     ,
                                                            -------------------
        11.     Less - Balance (i.e. outstandings
                under Revolving Credit Line and Term Loan)                     ,
                                                            -------------------

        12.     [Excess/Deficit] Borrowing Base:                               ,
                                                            -------------------

Aging of Accounts Receivable                    Categories of Inventory
----------------------------                    -----------------------
Current:                                        Raw Materials
                           ---------------                                 ---------------
1-30 days past due:                             Work in Process
                           ---------------                                 ---------------
31-60 days past due:                            Finished Goods
                           ---------------                                 ---------------
Over 60 days past due:
                           ---------------

The undersigned further certifies that (a) Borrower is in compliance with all of the covenants contained in the Agreement, and (b) there has been no Event of Default under the Agreement which has not been cured or waived, and no Potential Default has occurred.

                By:
                    ------------------------------

                Title:
                       ---------------------------

                Date:
                      ----------------------------

                                   EXHIBIT C

                           CERTIFICATE OF COMPLIANCE
                                       of
                              QUALMARK CORPORATION
                                   "Borrower"

               As Of The Period Ending
                                       ------------------------------

This Certificate is submitted to U.S. Bank National Association ("Bank") in connection with the Revolving Credit and Term Loan Agreement dated as of December 22, 1998, as it may be amended from time to time (the "Agreement") between Bank and Borrower. Capitalized terms used herein are defined in the Agreement.

The undersigned hereby certifies to Bank that the undersigned is familiar with the following financial information which has been taken from Borrower's books and records which are complete and accurate and that the following calculations of the financial covenants specified in the Agreement are true and correct:

                           FINANCIAL COVENANT COMPLIANCE

                                                                      In Compliance
Covenant                            Required            Actual           Yes/No
--------                            --------            ------           ------

Min. EBITDA/Interest Expense        > 2.00:1
                                    -                  ----------      ----------

Min. Free Cash Flow/Debt Service    > 1.15:1
                                    -                  ----------      ----------

Max. Cash Flow Leverage Ratio       < 3.00:1
                                    -                  ----------      ----------

Min. Tangible Net Worth             > $4,000,000
                                    -                  ----------      ----------

The undersigned further certifies that (a) Borrower is in compliance with all of the covenants contained in the Agreement, and (b) there has been no Event of Default under the Agreement which has not been cured or waived, and no Potential Default has occurred.

                By:
                    --------------------------------

                Title:
                       -----------------------------

                Date:
                      ------------------------------

                                 SCHEDULE 3.03
                                   Litigation

                        BORROWER'S SECURITY AGREEMENT

-------------------------------------------------------------------------------
Borrower: QUALMARK CORPORATION           Bank: U.S. BANK NATIONAL ASSOCIATION

                                         Address:   918 17TH STREET
                                                    DENVER, CO 80202
Address: 1329 W. 112TH AVENUE
DENVER, CO 80234
-------------------------------------------------------------------------------

SECURITY INTEREST.  THIS SECURITY INTEREST SECURES (CHECK ONE):
 X the payment and performance of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time owe to the Bank, whether now existing or hereafter arising, direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, independent, joint, several, or joint and several; or

       the payment of a promissory note dated ____________, executed and delivered by the Borrower to the Bank in the original principal sum of $_________, with interest and other charges as therein provided: or the payment of a  ________________ dated __________________, executed and delivered by the Borrower to the Bank in the original principal sum of $____________, with interest and other charges as therein provided;

       This security interest also secures all extensions, renewals and replacements of the above described obligations. Such obligations are hereinafter collectively referred to as the "Secured Obligations";

       The Borrower grants the Bank a security interest in the following property (hereinafter the "Collateral");

INVENTORY
X All inventory (as the term is defined in the applicable Uniform Commercial Code) now owned or hereafter at any time acquired by Borrower or in which Borrower obtains rights;

       Specific inventory, described as follows:

EQUIPMENT
X All equipment (as the term is defined in the applicable Uniform Commercial Code) now owned or hereafter at any time acquired by Borrower or in which Borrower obtains rights:

       Specific equipment, described as follows:

ACCOUNTS, INSTRUMENTS, CHATTEL PAPER, AND OTHER RIGHTS TO PAYMENT

X Each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor (as defined in the applicable Uniform Commercial Code) or other obligor obligated to make any such payment or against any of the property of such account debtor or other obligor;

       Specific accounts, instruments, chattel paper and other rights to payment, described as follows:

GENERAL INTANGIBLES
X All intangibles (as defined in the applicable Uniform Commercial Code) now owned or hereafter at any time acquired by Borrower;

       Specific intangibles, described as follows:

The Collateral shall include (i) all substitutions and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter coverings such goods.

Borrower warrants, represents and agrees that:

       1.   The Collateral      will X  will not be acquired with the
proceeds of the loan or advance made on or about the date hereof. If the Collateral will be so acquired, the Bank is authorized to disburse such proceeds directly to the seller(s) of the Collateral.

       2. If part of the Collateral now constitutes, or as and when acquired by Borrower will constitute, Inventory and Equipment (as those terms are defined in the applicable Uniform Commercial Code) such collateral is or will be kept at the following location or locations:

SEE ATTACHED EXHIBIT A HERETO.
------------------------------------------------------------------

-------------------------------------------------------------------------

and will not be removed from such location or locations unless, prior to any such removal, Borrower has given written notice to the Bank of the location or locations to which the Borrower desires to remove the same, and the Bank has given its written consent to such removal. If any of the locations where Borrower now or hereafter keeps the Collateral are leased by the Borrower, the Borrower shall at Bank's request, obtain a Landlord's waiver in a form satisfactory to Bank.

       3. Borrower's place of business, or chief executive office if Borrower has more than one place of business, is located at 1329 WEST 121st STREET, DENVER, CO 80234 Borrower will notify the Bank in writing of any change in location of Borrower's place of business or chief executive office.

       4. If any Collateral is or will become a mixture, the recorded owner of the real estate is N/A___________ and the legal description of the real estate is N/A____________________.
Borrower will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Bank that its security interest will be prior and senior to any interest or lien then held or thereafter acquired by any other party.

       5. If any of the Collateral is goods of a type normally used in more than one state (whether or not actually so used), Borrower will contemporaneously herewith furnish the Bank a list of such Collateral showing the states wherein the same is or will be used, and such list will identify any Collateral covered by certificates of title and the issuing states thereof. Hereafter Borrower will notify the Bank in writing of any other states in which any of the Collateral is so used or which have issued certificates of title covering any of the Collateral.

       6. Borrower has or will acquire title to and will at all times keep the Collateral free of all liens and encumbrances, except the security interest created hereby, and has full power and authority to execute this Security Agreement, to perform Borrower's obligations hereunder and to subject the Collateral to the security interest created hereby. Borrower will pay all fees, assessments, charges or taxes arising with respect to die Collateral. There is no encumbrance or security interest with respect to all or any part of the Collateral which either (i) is superior to the Bank's security interest hereunder, or (ii) has not been disclosed to the Bank by the Borrower. All costs of keeping the Collateral free of encumbrances and security interests prohibited by this Agreement and of removing same if they should arise shall be borne and paid by Borrower.

       7. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or will be when arising or issued) a valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of the account debtor or other obligor named therein or in Borrower's records pertaining thereto as be obligated to pay such obligation. Borrower will not agree to any material modification, amendment or cancellation of any such obligation without Bank's prior written consent, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

       8. Borrower will at any time or times hereafter execute such financing statements and other documents and instruments and perform such acts as the Bank may from time to time request to establish, maintain, perfect and enforce a valid security interest in the Collateral, and will pay all costs of filing and recording.

       9. Borrower will keep all tangible Collateral and all lands, plants, buildings and other property now or hereafter owned or used in connection with its business in good condition, normal depreciation excepted, and insured against loss or damage by fire (including so-called extended coverage), theft, physical damage, and against such other risks, including without limitation public liability, in such amounts, in such companies and upon such terms as Bank may reasonably require. Borrower will obtain loss payable endorsements on applicable insurance policies in favor of Borrower and Bank as their interests may appear and at Bank's request will deposit the insurance policies with Bank. Borrower shall cause each insurer to agree, by Policy endorsement or by issuance of a certificate of insurance or by independent instrument furnished to Bank, that such insurer will give thirty
(30) days written notice to Bank before such policy will be altered or cancelled. Borrower irrevocably appoints Bank as Borrower's attorney in fact to make any claim for, to negotiate settlement of claims, to receive payment for and to execute and endorse any documents, checks or other instruments in payment for loss, theft, or damage under any insurance policy covering the Collateral.

       10. Borrower will promptly notify Bank of any loss or material damage to any Collateral or of any adverse change, known to Borrower. in the prospect of payment of any sums due on or under any instrument, chattel paper, account or general intangible constituting Collateral.

       11. Upon Bank's request (whether a Default as hereinafter defined, has occurred) Borrower will promptly deliver to Bank any instrument, document or chattel paper constituting Collateral.

       12. Upon Default by Borrower in performance of its obligations hereunder, Bank shall have the authority, but shall not be obligated to: (i) effect such insurance and necessary repairs and pay the premiums therefor and the costs thereof; and (ii) pay and discharge any fees, assessments, charges, taxes, liens and encumbrances on the Collateral. All sums so advanced or paid by the Bank shall be payable by Borrower on demand with interest at the maximum rate allowed by law and shall be a part of the Secured Obligations.

       13. Borrower will not sell, lease or otherwise dispose of the Collateral other than in ordinary course of its business at prices constituting the then fair market value thereof.

       14. The Bank shall have the authority (whether or not a Default has occurred), but shall not he obligated to: (a) notify any or all account debtors and obligors on instruments constituting Collateral of the existence of the Bank's security interest and to pay or remit all sums due or to become due directly to the Bank or its nominee; (b) place on any chattel paper received as proceeds a notation or legend showing the Bank's security interest; (c) in the name of the Borrower or otherwise, to demand, collect, receive and receipt for, compound, compromise, settle, prosecute and discontinue any suits or proceedings in respect of any or all of the Collateral; (d) take any action which the Bank may deem necessary or desirable in order to realize an the Collateral, including, without limitation, the power to perform any contract, to endorse in the name of Borrower any checks, drafts, notes, or other instruments or documents received in payment of or on account of the Collateral; (e) to place upon Borrower's books and records relating to the accounts and general intangibles covered by the security interest granted hereby a notation or legend stating that such account or general intangible is subject to a security interest held by the Bank, and (f) after any Default, to enter upon and into and take possession of all or such part(s) of the properties of Borrower, including lands, plants, buildings, machinery, equipment and other property as may be necessary or appropriate in the judgment of the Bank to permit or enable the Bank to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Bank may elect, and to use and operate said properties for said purposes and for such length of time as the Bank may deem necessary or appropriate for said purposes without the payment of any compensation to Borrower therefor.

       15. Borrower will collect all accounts until receipt of notice from the Bank to notify all account debtors of the existence of the Bank's security interest and to direct such account debtors to pay or remit all sums due or to become due directly to the Bank or its nominee. Borrower will hold all of the proceeds of such collections and all returned and repossessed goods in trust for the Bank, and will not commingle the same with any other funds or property of the Borrower, and will deliver the same forthwith to the Bank at its request; provided, however, that with respect to returned and repossessed goods Borrower will provide written notice to the Bank of each return or repossession and will on demand pay to the Bank the full invoice or contract price thereof.

       16. Borrower will keep accurate books, records and accounts with respect to the Collateral, and with respect to the general business of Borrower, and will make the same available to the Bank at its request for examination and inspection; and will make and render to the Bank such reports, accountings and statements as the Bank from time to time may request with respect to the Collateral; and will permit any authorized representative of the Bank to examine and inspect, during normal business hours, any and all premises where the Collateral is or may be kept or located.

       17.  The occurrence of any of the following events will constitute a
Default: (a) failure of Borrower, or of any co-maker, indorser, surety or guarantor to pay when due any amount payable under any of the Secured Obligations; (b) failure to perform any agreement of Borrower contained herein or in any other agreement with the Bank; (c) any statement, representation or warranty of Borrower made herein or at any time furnished to the Bank is untrue in any respect as of the date made; (d) entry of any judgment against Borrower; (e) Borrower becomes insolvent or is generally not paying its debts as such debts become due; (f) appointment of or assignment to a custodian, as that term is defined in the United States Bankruptcy Code, for any property of Borrower, or loss, substantial damage to, destruction, theft, encumbrance, levy, seizure or attachment of any portion of the Collateral; (g) commencement of any proceeding or filing of a petition by or against Borrower under the provisions of the United States Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors; (h) death of any Borrower who is a natural person or of any partner of any Borrower which is a partnership if such death causes the termination of the partnership; (i) dissolution, consolidation, or merger, or transfer of a substantial part of the property of any Borrower which is a corporation or a partnership; (j) such a change in the condition or affairs (financial or otherwise) of Borrower or any co-maker, indorser, surety or guarantor of any of the Secured Obligations as in the opinion of the Bank impairs the Bank's security or increases its risk; or (k) the Bank deems itself insecure for any reason whatsoever.

       18. Whenever a Default shall exist, the Bank may, at its option and without demand or notice, declare all or any part of the Secured Obligations immediately due and payable, and the Bank may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.

       19. Borrower agrees, in the event of Default, to make the collateral available to the Bank at a place or places to be designated by the Bank, which is reasonably convenient to both parties, and to pay all costs of the Bank, including reasonable attorney's fees, in the collection of any of the Secured Obligations and the enforcement of any of the Bank's rights. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed properly given if mailed a reasonable time before such disposition, postage prepaid, addressed to the Borrower at the address shown above. Bank's duty of care with respect to Collateral in its possession shall be deemed fulfilled if Bank exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and Bank need not otherwise preserve, protect, insure or care for any Collateral. Bank shall not be obligated to preserve any rights Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. No delay or failure by the Bank in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

       20. If more than one party shall sign this Agreement, the term "Borrower" shall mean all such parties, and each of them and all such parties shall be jointly and severally obligated thereunder.

       21. This agreement is governed by the laws of the state in which the Bank is located.

       22. See Addendum to Borrower' s Security Agreement attached hereto and incorporated herein by this reference.

Executed this,     22ND              day of          DECEMBER 1998
                ------------                   ---------------------------


BOPROWER(S)         QUALMARK CORPORATION

By:    SIGNATURE/ W. Preston Wilson        Its: SIGNED TITLE/ President and CEO
                                           -------------------------------------
W.  Preston Wilson                                    President and CEO
------------------

EXHIBIT A TO BORROWER'S SECURITY AGREEMENT

Locations for Qualmark Corporation are as follows:

1329 W. 121st Avenue
Denver, C0 80234

41 Brigham Street, Unit II,
Marlborough, MA 01752

39255 Country Club Drive, #B-8,
Farmington Hills, MI 48331

15661 Producer Lane, Unit H,
Huntington Beach, CA 92649

Rush Lake Business Park
1775 Old Hwy. 8, Suite 110
New Brighton, MN 55112

931 S. Semoran Blvd., #212.
Winter Park, FL 32792

215 Southport Drive, #300,
Morrisville, NC 27560

2225 Martin Avenue, Suite K,
Santa Clara, CA 95050

ADDENDUM TO BORROWER'S SECURITY AGREEMENT
FROM QUALMARK CORPORATION ("BORROWER")
TO U.S. BANK NATIONAL ASSOCIATION ("BANK")

A.     SPECIAL PROVISIONS CONCERNING TRADEMARKS

       1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that it is the true and lawful exclusive owner of or otherwise has the right to use the Marks listed in SCHEDULE A hereto and that, to the best of Borrower's knowledge, said listed Marks include all material United States marks registered in the United States Patent and Trademark Office that Borrower owns as of the date hereof and that said registrations are valid, subsisting and have not been cancelled. Borrower further warrants that it is aware of no third party claim that any aspect of Borrower's present or contemplated business operations infringes or will infringe any trademark, service mark or trade name. Borrower represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U. S. trademark registrations listed in SCHEDULE A hereto and that said registrations are valid, subsisting, have not been cancelled and that Borrower is not aware of any third-party claim that any of said registrations is invalid or unenforceable, or is not aware that there is any reason that any of said registrations is invalid or unenforceable. Borrower hereby grants to Bank an absolute power of attorney to sign, upon the occurrence and during the continuance of an event of Default, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Mark and record the same.

       2. LICENSES AND ASSIGNMENTS. Except as otherwise permitted by the Revolving Credit and Term Loan Agreement or this Agreement, Borrower hereby agrees not to divest itself of any right under any Mark absent prior written approval of Bank.

       3. INFRINGEMENTS. Borrower agrees, promptly upon learning thereof, to notify Bank in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who Borrower believes is infringing or diluting or otherwise violating in any material respect any of Borrower's rights in and to any Mark, or with respect to any party claiming that Borrower's use of any Mark violates in any material respect any property right of that party.

       4. MAINTENANCE OF REGISTRATION. Borrower shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office, for all of its registered Marks, and shall pay all fees and disbursements in connection therewith.

       5. FUTURE REGISTERED MARKS. If any Mark registration issues hereafter to Borrower as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within 30 days of receipt of such certificate, Borrower shall deliver to Bank a copy of such certificate, and an assignment for security in such Mark, to Bank and at the expense of

Borrower, confirming the assignment for security in such Mark to Bank hereunder, the form of such security to be substantially the same as the form hereof or attached hereto or otherwise acceptable to Bank.

       6. REMEDIES. If an event of Default shall occur and be continuing, Bank may, by written notice to Borrower, take any or all of the following actions: (i) declare the entire right, title and interest of Borrower in and to each of the Marks and the goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested in Bank, in which event such rights, title and interest shall immediately vest, in Bank, and Bank shall be entitled to exercise the power of attorney referred to in Section I hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of Borrower's business symbolized by the Marks and the right to carry on the business and use the assets of Borrower in connection with which the Marks have been used; (iii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other related document, direct Borrower to refrain, in which event Borrower shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by Bank, change Borrower's corporate name to eliminate therefrom any use of any Mark; and (iv) direct Borrower to execute such other and further documents that Bank may reasonably request to further confirm the foregoing and to transfer ownership of the Marks and registrations in the United States Patent and Trademark Office to Bank.

B.     SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

       1. ADDITIONAL REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that it is the true and lawful owner or licensee of all rights in (i) all United States trade secrets and proprietary information necessary to operate the business of Borrower (the "Trade Secret Rights"), (ii) the Patents listed in SCHEDULE B hereto for Borrower and that said Patents include, to the best of Borrower's knowledge, all material United States patents that Borrower owns as of the date hereof and (iii) the Copyrights listed in SCHEDULE C hereto for Borrower and that said Copyrights constitute, to the best of Borrower's knowledge, all the material United States copyrights registered with the United States Copyright Office that Borrower now owns. Borrower further warrants that it has no knowledge of any third party claim that any aspect of Borrower's present or contemplated business operations infringes or will infringe any patent or any copyright or Borrower has misappropriated any trade secret or proprietary information. Borrower hereby grants to Bank an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or United States Copyright Office, as the case may be, in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and to record the same.

       2. LICENSES AND ASSIGNMENTS. Except as otherwise permitted by the terms of any credit agreement between Borrower and Bank or this Agreement, Borrower hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of Bank.

       3. INFRINGEMENTS. Borrower agrees, promptly upon learning thereof, to furnish Bank in writing with all pertinent information available to Borrower with respect to any infringement, contributing infringement or active inducement to infringe in any Patent or Copyright or to any claim that the practice of any Patent or the use of any Copyright violates, in any material respect, any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party.

       4. MAINTENANCE OF PATENTS OR COPYRIGHTS. At its own expense, Borrower shall make timely payment of all post-issuance fees required to maintain in force rights under each Patent or Copyright, absent prior written consent of Bank.

       5. OTHER PATENTS OR COPYRIGHTS. Within 30 days of the acquisition or issuance of a Patent or Copyright, Borrower shall deliver to Bank a copy of said certificate or registration of, said Patent or Copyright, as the case may be, with an assignment for security as to such Patent or Copyright, as the case may be, to Bank and at the expense of Borrower, confirming the assignment for security, the form of such assignment for security to be substantially the same as the form hereof or attached hereto or otherwise acceptable to Bank.

       6. REMEDIES. If an event of Default shall occur and be continuing, Bank may by written notice to Borrower, take any or all of the following actions: (i) declare the entire right, title, and interest of Borrower in each of the Patents and Copyrights vested in Bank, in which event such right, title, and interest shall immediately vest in Bank, in which case Bank shall be entitled to exercise the power of attorney referred to in Section I hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other related document, take and practice or sell the Patents and Copyrights;
(iii) in connection with the exercise of any of the other remedies provided for in this Agreement or any other related document, direct Borrower to refrain, in which event Borrower shall refrain, from practicing the Patents and Copyrights directly or indirectly; and (iv) direct Borrower to execute such other and further documents as Bank may request further to confirm the foregoing and to transfer ownership of the Patents and Copyrights to Bank.

Executed this 22nd day of December, 1998

BORROWER:

QUALMARK CORPORATION

By:  SIGNATURE/ W. PRESTON WILSON

Name:  PRINTED NAME/ W. PRESTON WILSON

Title:   PRINTED TITLE/ PRESIDENT AND CEO

                              SCHEDULE A - TRADEMARKS
                            (to be provided by Borrower)

       MARK                                REG. NO.             REG.DATE
-----------------------------------------------------------------------------
       Accelerate the Future             2,2024,180           12/17/1996

       Accelerate the Future             2,2024,180           12/17/1996

       Accelerated Reliability Test      2,064,227            05/20/1997

       ARTC                              2,077,178            07/08/1997

       AUTOSMEAR                         2,136,851            02/17/1998

       QUALMARK                          2,037,258            02/11/1997

       QUALMARK                          2,037,258            02/11/1997

       QUALMARK                          2,040,369            02/25/1997

                                SCHEDULE B - PATENTS
                            (to be provided by Borrower)

     PATENT                               PATENT NO.                  ISSUE DATE
     ------                               ----------                  ----------
     APPARATUS AND METHOD FOR
     THERMAL AND VIBRATIONAL
     STRESS SCREENING                     5,675,098                   10/07/1997

     APPARATUS AND METHOD FOR
     THERMAL AND VIBRATIONAL
     STRESS SCREENING                     5,540,109                   07/30/1996

     APPARATUS FOR RAISING SHAKER
     TABLE WITHIN THERMAL CHAMBER         5,517,857                   05/21/1996

     EXCITER MOUNTING FOR RANDOM
     VIBRATION GENERATING TABLE           5,836,202                   11/17/1998

     EXCITER-MOUNTING FOR
     SHAKER TABLE                         5,589,637                   I2/31/1996

     RANDOM VIBRATION
     GENERATING APPARATUS                 0518954                     08/14/1996

     RANDOM VIBRATION
     GENERATING APPARATUS                 0 518 954 France

     RANDOM VIBRATION
     GENERATING APPARATUS                 0 518 954 Germany

     RANDOM VIBRATION
     GENERATING APPARATUS                 0 518 954 Italy

     RANDOM VIBRATION
     GENERATING APPARATUS                 0 518 954 Luxembourg

     RANDOM VIBRATION
     GENERATING APPARATUS                 0 518 954 Sweden

     RANDOM VIBRATION
     GENERATING APPARATUS                 0 518 954 United Kingdom

     RANDOM VIBRATION
     GENERATING APPARATUS                 5,365,788                   11/22/1994


     RANDOM VIBRATION
     GENERATING APPARATUS                 5,412,991                   05/09/1995

     VERSATILE MOUNTING FOR
     CONTROL CONSOLE FOR
     TESTING CHAMBER                      5,813,541                   09/29/1998

     RANDOM VIBRATION
     GENERATING TABLE                     5,744,724                   04/28/1998

                                 SCHEDULE C - COPYRIGHTS
                               (to be provided by Borrower)

     REGISTRATION                     PUBLICATION            COPYRIGHT
       NUMBER                            DATE                TITLE
                             NONE

STATE OF COLORADO             }
                              }  ss.:
CITY AND COUNTY OF DENVER     }

     On this ______ day of December, 1998, before me personally came W. PRESTON WILSON (PRINTED) who, being by me duly sworn, did state as follows: that [s]he is PRESIDENT-CEO (PRINTED) of QUALMARK CORPORATION, that [s]he is authorized to execute the foregoing Assignment of Security Interest on behalf of said corporation and that [s] he did so by authority of the Board of Directors of said corporation.



BONDA GATES (SIGNATURE AND NOTARY STAMP)
-------------------------------------------
Notary Public   8-17-2001 (PRINTED)